UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)		April 1, 2016
MAGICSTEM GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	001-36128	46-1504799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 803, 8th Floor, Lippo Sun Plaza 28Canton Road, TsimShaTsui, Hong Kong		N/A
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		+852 2162 7495
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2016 Mr. Chun-heng Lin resigned as group senior manager of our company. On April 1, 2016, we appointed Ms. Kit U Tang as group senior manager of our company.
The resignation of Chun-heng Lin was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.
Ms. Kit U Tang, age 47 - Group Senior  Manager
From June 2011 until now, Ms. Kit U Tang worked as vice president of commercial real estate of Modern United Holdings Group Limited, a company incorporated in China. From 2010 to May 2011 Ms. Tang worked for Hangzhou Tianmushan Pharmaceutical Co., Ltd, a listed company in the Shanghai Stock Exchange. Ms. Tang graduated in 1988 from Guangdong Vocational College of Post and Telecom, a technical school in the People’s Republic of China, specializing in international communication.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGICSTEM GROUP CORP.
/s/ Chi Man Ng
Chi Man Ng
President, Chief Executive Officer and Director

Date:	April 7, 2016